UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

Zev Ventures, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205271	38-3926700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Washington Street, Suite 272 Wellesley, MA 02481-6209
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (857) 229-8538

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8.01 – OTHER EVENTS

Forward Stock Split of Issued and Outstanding Shares of Common Stock

On August 1, 2018, the Board of Directors of Zev Ventures, Inc., a Nevada corporation (the "Company") approved a forward split of its issued and outstanding shares of common stock (the "Forward Split") on a 10 for 1 basis, the effect of which will increase the number of shares of common stock issued and outstanding on the Effective Date from 5,760,000 to 57,600,000. The Record Date for stockholders entitled to receive shares pursuant to the Forward Split is August 13, 2018.

On August 9, 2018, the Financial Industry Regulatory Authority, Inc. (the "FINRA") announced the Forward Split with an Effective Date of August 13, 2018 and a Pay Date of August 14, 2018. In connection with the Forward Split, no fractional shares are necessary to be issued, and stockholders do not need to present certificates for exchange. The Forward Split will be payable directly to each stockholder by the issuance of shares representing the split differential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2018	ZEV VENTURES, INC.

	By:	/s/ Eric Brock
Eric Brock
Chief Executive Officer